Exhibit 10.24

                           EMPLOYER SERVICE AGREEMENT

                           NORTHERN CALIFORNIA REGION

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   Certain confidential information has been omitted from this Exhibit 10.24 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "***" at each place in this Exhibit 10.24 where the omitted information appeared in the original.
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                              OUTSOURCING AGREEMENT

This Employer Services Agreement (hereinafter referred to as "AGREEMENT"), is dated July 2, 2004, but is entered into as of June 14, 2004, (the "Effective Date") by and between ALS, L.L.C., a Florida limited liability company or one of its wholly owned subsidiaries qualified to do business in the State of California, with principal offices located at 27 North Summerlin Avenue, Orlando, Florida 32801 (hereinafter referred to as "ADVANTAGE"), and STRATUS
Services Group, Inc., a Delaware corporation, and all affiliates thereof, including but not limited to those entities having offices located at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 (hereinafter collectively referred to as "STRATUS").

                                    RECITALS:

This AGREEMENT is based upon the following facts and circumstances:

A. Whereas, ADVANTAGE is engaged in the business of providing outsourcing services to client companies;

B. Whereas, STRATUS is engaged in the business of providing outsourcing services to its client companies;

C. Whereas, STRATUS wishes to utilize ADVANTAGE's outsourcing services for its own permanent employees and for any and all temporary employees that it may require to fulfill its own contractual commitments in its Northern California Region (as defined on page 10 hereof); and,

D. Whereas, ADVANTAGE is willing to provide the outsourcing services sought by STRATUS;

It is hereby agreed as follows:

1. TERM OF AGREEMENT

      The term of the AGREEMENT shall be a minimum of two (2) years. However, STRATUS may notify ADVANTAGE 90 days prior to the two year anniversary of this agreement that it intends to terminate the agreement. Thereafter either party may terminate this AGREEMENT by providing 90 days prior written notice of termination to the other party.

2. INDEPENDENT CONTRACTOR RELATIONSHIP

      STRATUS is hiring ADVANTAGE as an independent employee management contractor, and nothing herein is intended to nor shall create the relationship of employee, partner, joint venturer or associate, or any other relationship between STRATUS and ADVANTAGE, other than that of principal and independent contractor.

      ADVANTAGE is an independent service company. Certain employees assigned to ADVANTAGE will be "Contract" employees ("Contract" Employees are Advantage Employees providing a service to STRATUS) of STRATUS and STRATUS' clients will remain under the technical and business directions of STRATUS and/or STRATUS' clients at all times.

3. TERMINATION

      In the event of a material breach of any term of this AGREEMENT, either party may serve notice to terminate this AGREEMENT upon two (2) business days written notice to the party in breach thereof. For any material breach of any obligations other than payment obligations, the breaching party will have thirty
(30) days to cure the breach after receipt of such notice. For any material breach of payment obligations, the breaching party shall have two (2) business days to cure same after receipt of notice. STRATUS will pay $1000.00 per day of payment obligation breach, or 24% annual interest on the outstanding amount, compounded daily or maximum allowed by law, whichever is higher.

4. GENERAL DUTIES OF STRATUS

      STRATUS shall be under no obligation to assign any specific number of staff/employees to ADVANTAGE, except as provided on Exhibit A attached hereto, which may be amended from time to time by mutual agreement of the parties.

      STRATUS (or ADVANTAGE at ADVANTAGES sole discretion) shall recruit, interview, test, drug screen, select and assign all applicants consistent with its current practices; provided, however, that STRATUS must follow the ADVANTAGE Applicant Acceptance Process, set forth on Exhibit B attached hereto, and the ADVANTAGE Risk Management Policies and Procedures, set forth on Exhibit C attached hereto.

      STRATUS will provide payroll data in the agreed upon format, "Exhibit C", including hours worked, pay rates, workers compensation classification, new hire information, per diem, if any, and expenses, if any, for each contract employee. In general, said data is to be transmitted to ADVANTAGE no later than the third workday following the end of a pay period, by way of computer e-mail; however, ADVANTAGE acknowledges that there may be circumstances from time-to-time when late time cards will be submitted and payroll will need to be processed immediately. ADVANTAGE will be responsible for administration of health insurance and payment to health insurance providers, and STRATUS will indemnify ADVANTAGE and hold ADVANTAGE harmless from any claim related to such health insurance responsibilities, provided however only to the extent that STRATUS was negligent in supplying required information. STRATUS will provide to ADVANTAGE a list of all required payroll deductions.

      All employees shall fill out STRATUS, and not ADVANTAGE, time cards. However, to the extent a notation is required by applicable law, such time cards may be noted to indicate such STRATUS employees are "Outsourced Employees", or similar terminology.

5. GENERAL DUTIES OF ADVANTAGE

      ADVANTAGE will process deductions from payroll above for health insurance contributions and any applicable wage garnishments. Deductions made due to any applicable garnishments shall be paid directly to the appropriate garnishing party.

      ADVANTAGE will process payroll described above and will have payroll checks for contract employees delivered to STRATUS no later than two days following receipt of payroll data supplied by STRATUS, except in certain limited circumstances, when time cards are late, as noted in Section 4 above.

      ADVANTAGE will withhold and pay to all appropriate governmental agencies all FICA, SUI, FUI and other applicable taxes from the compensation of all employees, which are the subject of this AGREEMENT, and will promptly provide STRATUS of evidence of payment of same.

      ADVANTAGE will, to the extent necessary, recruit and employ the appropriate on-site and staff personnel to assist in its performance of its risk management functions hereunder, and to control the employee workplace as set forth in more detail in Exhibit C hereto.

6. MUTUAL OBLIGATIONS OF STRATUS AND ADVANTAGE

      ADVANTAGE and STRATUS will conform to all applicable local, state and federal regulations. Any fines, costs or penalties incurred by ADVANTAGE as a result of improper hiring practices committed by STRATUS, including but not limited to hiring undocumented workers, will be paid for by STRATUS.

      STRATUS and ADVANTAGE will each ensure that all employment decisions made by it in connection with this AGREEMENT will be in compliance with all applicable local, state and federal employment laws and regulations.

7. COMPENSATION TO ADVANTAGE

      ADVANTAGE will pass a mark-up per the cost schedule attached as Exhibit "A" to the direct labor cost (straight time and overtime) to determine the fixed hourly billing rate. The fixed hourly billing rate includes employee labor rate, cost of maintaining proper payroll and accounting records, Workers' Compensation Insurance, Federal and State Unemployment Insurance, and other applicable payroll taxes, overhead and general and administrative cost and margin.

      The fixed hourly billing rate shall be subject to reduction or increase upon a reduction or increase of the workers' compensation insurance, federal and state unemployment insurance rate, and any other applicable payroll tax rates to ADVANTAGE which are the basis of such fixed hourly billing rate, upon the effective dates for such rate changes. However, if ADVANTAGE rates increase more than 15%, then with 90 days notice prior to the first year anniversary of this Agreement or thereafter, the parties agree to renegotiate this Agreement in good faith.

8. INVOICING

ADVANTAGE's invoices to STRATUS will be rendered weekly. ADVANTAGE's billings to STRATUS shall be in ADVANTAGE's standard format, which is set forth on Exhibit D attached hereto, the general form of which STRATUS hereby acknowledges. Invoices shall be billed directly to STRATUS and not to STRATUS' clients. Stratus will directly invoice its own client. Stratus shall, upon receipt of each ADVANTAGE weekly invoice, forward a check representing fifty percent (50%) of the invoiced amount, which shall be deposited by ADVANTAGE that Friday, and shall also forward a separate check representing the remaining fifty (50%) of the invoiced amount, which shall be deposited the following Tuesday. Once the offering is closed all invoices will be paid on Friday of payday.

9. WORKERS' COMPENSATION INSURANCE

      ADVANTAGE represents and warrants that at all times during the term of this AGREEMENT it will maintain workers' compensation insurance in compliance with the laws of the State of California for the benefit of the ADVANTAGE employees outsourced hereunder. ADVANTAGE shall provide STRATUS with the appropriate alternate employer endorsement on the Certificate of Insurance referred to herein as Exhibit F.

      Should at any point in time, ADVANTAGE receive a Notice of Cancellation of such the workers' compensation insurance required under this AGREEMENT, ADVANTAGE will immediately provide STRATUS with the same Notice of Cancellation as it shall receive from its insurer.

      Upon final cancellation of the workers' compensation coverage required under this AGREEMENT, this AGREEMENT shall automatically and immediately terminate.

      The failure by ADVANTAGE to notify STRATUS of the cancellation of the workers' compensation insurance coverage required under this AGREEMENT will constitute a material breach by ADVANTAGE hereunder.

      An exemplar of such workers' compensation insurance coverage is set forth in that certain certificate of insurance attached hereto as Exhibit F.

      ADVANTAGE acknowledges that while this AGREEMENT is in effect, the need may arise for STRATUS to provide to one or more of its clients, certificates of insurance which evidence the existence of workers' compensation insurance coverage for the benefit of the workers assigned to such client by STRATUS. ADVANTAGE agrees to promptly furnish and/or assist in the issuance of such certificates of insurance.

      ADVANTAGE acknowledges that while this AGREEMENT is in effect, the need may arise for STRATUS to provide to one or more of its clients, waivers of subrogation pursuant to which the insurer providing workers compensation insurance coverage to ADVANTAGE and/or STRATUS and/or the clients of STRATUS agrees to waive and release its ability to pursue subrogation against one or more individuals or entities relative to one or more employee injury claims suffered by one or more workers assigned by STRATUS to such clients. ADVANTAGE, shall act in good faith in its determination of whether a waiver of subrogation will be provided and will promptly notify STRATUS of its decision.

10. PER CLAIM DEDUCTIBLE

      STRATUS will be responsible for the costs of any work-related claims but only up to a maximum of $500.00 per occurrence, but not to exceed $40,000.00 annually. Any dispute to ADVANTAGE billing under this section must be submitted in writing within 30 days after receipt of billing by ADVANTAGE; or such dispute shall be deemed waived, however, ADVANTAGE's ultimate determination will be final.

11. PROTECTION OF EMPLOYEE RELATIONSHIPS:

      Neither ADVANTAGE nor STRATUS will, without the written consent of the other, which consent shall not be unreasonably withheld, solicit, recruit, or otherwise approach for employment any employee of the other during the twelve
(12) months after such employee terminates ADVANTAGE outsourcing services.

12. NON-SOLICITATION OF CLIENTS

      ADVANTAGE and STRATUS acknowledge that by virtue of the business transactions which are the subject of this agreement, they are likely to become aware of information which would allow either of them to solicit the clients of each other so that such clients might switch from ADVANTAGE to STRATUS, or vice versa. In recognition thereof, ADVANTAGE and STRATUS agree that while this agreement is in force, and for a period of two years after its termination, neither ADVANTAGE nor STRATUS will engage in such solicitation.

      ADVANTAGE provides outsourcing services for other staffing companies. ADVANTAGE agrees to keep confidential, and not disclose Stratus client or employee information to any competing entities of STRATUS. Providing of outsourcing services to clients other than STRATUS is not considered solicitation.

13. PROPRIETARY INFORMATION

      ADVANTAGE will inform its corporate employees that private propriety information of STRATUS and its clients may become available to them. ADVANTAGE requires that its employees maintain confidentiality and will provide STRATUS with a form of Confidentiality Agreement and a written certification of compliance thereof upon request.

14. RECORDS AND ACCOUNTING

      ADVANTAGE and STRATUS shall maintain complete and accurate accounting records in accordance with generally accepted accounting practices (GAAP) to substantiate all charges hereunder. Such records include payroll records, job cards, attendance records and summaries. ADVANTAGE and STRATUS shall retain such records for a period of seven (7) years from date of final invoice.

15. OBLIGATIONS UPON THE TERMINATION OF THIS AGREEMENT

      Upon cancellation, breach by ADVANTAGE or expiration of this AGREEMENT, ADVANTAGE shall return all STRATUS property and documents (other than documents that it must retain for tax or other legal purposes for which it will allow STRATUS to make copies, if necessary) in its possession to STRATUS, and STRATUS shall make payment for all services rendered and expenses incurred.

      Neither ADVANTAGE nor STRATUS shall, without the written consent of the other party, which consent may not be unreasonably withheld, solicit, or otherwise approach for employment existing staff of the other during the term of this AGREEMENT, nor for a period of twelve (12) months thereafter.

16. INDEMNIFICATION

      ADVANTAGE and STRATUS each agree to indemnify, hold harmless and defend the other, its employees, officers, directors, stockholders, agents and representatives from any and all third party claims, debts, losses, actions, liabilities and damages resulting from such indemnifying party's failure to meet or perform any of its material obligations hereunder.

17. NOTIFICATIONS

      Whenever any notice is required, it shall be sent by certified mail, return receipt requested, and notice shall be deemed provided upon such deposit in the U.S. mail. Notice addresses are as follows:

                  For ADVANTAGE:
                           ALS, L.L.C.
                           27 North Summerlin Avenue
                           Orlando, Florida 32801
                           Attention: Jay Wolin, CFO.

                  For STRATUS:
                           Stratus Services Group, Inc.
                           500 Craig Road, Suite 201
                           Manalapan, NJ  07726
                           Attention: Michael A. Maltzman, CFO

18. AMENDMENT

      This AGREEMENT may be amended from time to time by mutual agreement of the parties, executed and approved in the same manner as this AGREEMENT.

19. INTEGRATION CLAUSE

      In areas where the terms of this agreement specifically conflict with previous service contracts as it relates to outsourcing services in California between the companies, the terms of this contract will have precedence.

20. GOVERNING LAW

      The laws of the State of Florida shall govern this AGREEMENT, without regard to the conflict of law provisions thereof, and any dispute or controversy arising out of or relating to this AGREEMENT or any breach hereof or the termination of this AGREEMENT shall be settled by a court of law in the State of Florida, unless an alternate


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

jurisdiction is mutually agreed upon among the parties. Judgment upon any award may be entered in any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the parties have made and executed this agreement as of the date first written above.


STRATUS SERVICES GROUP, INC.              ALS, L.L.C.




By: s/ Joseph J. Raymond                  By: s/ Jay Wolin
   ----------------------------------        ----------------------------------
Name: Joseph J. Raymond                   Name: Jay Wolin
Title:    CEO                             Title:   CFO

ADDITIONAL CONSIDERATIONS

      1. Upon complete transfer of all STRATUS field, temporary and permanent employees approved by ASG, or August 1, 2004, whichever is later, ASG will take over the STRATUS payroll processing center and Risk Management Operations located in Downey, CA. ASG will take over the employment and management of personnel and assume all of the payments related to operate the processing center. ASG will not assume any leases or rents during the contract period, only the monthly required payments related to the operation of the payroll center. At the end of the contract period ASG will have the option to assume all leases. ADVANTAGE will also assume the entire employment costs for Regina Pritchard and Michelle Mills.

      2. All payroll will be processed on the ASG TKO system with a mutually agreed upon timetable for conversion provided all payroll records and other relevant records comply with the requirements of all applicable SEC, accounting, and other regulatory requirements for accounting records of a publicly-held company, and further provided, that such system will convert and be fed automatically into STRATUS' current Keynote system at the expense of STRATUS. STRATUS will be able to use the TKO front office software in all of its California locations for just a licensing fee per user. STRATUS will not pay a licensing fee for any of the Downey users. At the end of the contract period STRATUS will have an option to continue utilization of the TKO front-end system for a mutually agreed upon fee.

      3. STRATUS agrees not to make any attempt to circumvent this agreement by forming a new company or any other means that would be detrimental to the intent of this agreement.

                                    EXHIBIT A

Minimum Business Guarantee


ADVANTAGE will provide outsourced services as defined in the Employer Services Agreement for all of STRATUS' Northern California Region current and future client relationships that are approved by ADVANTAGE for the entire term of the agreement.


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

[LOGO]
Advantage Services Group
Providing Performance-Based Solutions


                                    EXHIBIT C
                    NEW CLIENT & INJURY PREVENTION PROCEDURES


NEW CLIENT:

Upon accepting a new client the New Client Information Form needs to be filled out. The required sections are client information, job description, and risk management. Worksite evaluation must be attached to new client form.


WORKSITE EVALUATION:

Levels A & B must be filled out on all new clients by an ASG and STRATUS representative at the client facility being serviced. Level C is to be completed when ASG management feels there is a need for further assessment of client site due to injuries.

ASG has the right to reject any accounts that do not meet its' Risk Profile.

Account Executive: _____________________________________ Branch Name/Number: _________________________________

Client Name: ___________________________________________ New or Revised Information:__________________________
Service Address: _______________________________________ Phone:_______________________________________________
                 _______________________________________ Fax:  _______________________________________________

Contact Person/Title: __________________________________ Phone:_______________________________________________

==============================================================================================================
                                          JOB DESCRIPTION
==============================================================================================================
Job Title: ____________________________________________ Number of Staffers: __________________________________

Job Description: _____________________________________________________________________________________________

Job Type:   Temporary: ___ Temp-To-Hire: ___ Direct Hire: ___ Payrolling: ___  Expected Start Date: __________

Hours: _____________________ Days: _____________ Staffer Reports To: _________________________________________

Length of Job: ___________________  Week Ending: _____________  Pay Rate: __________  OT Rate: _______________

Bill Rate: _______________ OT Bill Rate: ____________ OT after 8 or 40 hours: _____________ Mark Up: _________

==============================================================================================================
                                                LEGAL                          APPROVAL:
==============================================================================================================
Contract or Written Agreement:  Yes ____  No  _____ If Yes, document must be attached for review by Legal before staffing.

==============================================================================================================
                                           RISK MANAGEMENT                     APPROVAL:
==============================================================================================================
Company Governing Class Code: _________________ Business Type: _________________ W.C. Code: __________________

Company Product: _______________________  Product Owned or Stored for Outside Vendors: _______________________

Worksite Evaluation Level A, B or C:  _________  Date Completed: __________  W.C. Rate: ______________________

==============================================================================================================
                                              INVOICING                        APPROVAL:
==============================================================================================================
Billing Attention:    _______________________________________________ Phone: _________________________________

Billing Address:      _______________________________________________ Fax:   _________________________________

                      _______________________________________________

Special Billing Requirements:    PO # __________  Department: ___________  Single Invoices: __________________

Explanation of Special Billing Requirements:  ________________________________________________________________

==============================================================================================================
                                                PAYMENT                        APPROVAL:
==============================================================================================================
Check Exchange:         YES _______   NO _______  Due Upon Receipt:      YES  _______     NO ________

Net 30 Days:            YES _______   NO _______  Other:  ____________________________________________________

==============================================================================================================
                                                CREDIT                         APPROVAL:
==============================================================================================================
Credit Rating: Satisfactory: ___ Unsatisfactory: ___ Approved: ___ Rejected: ____  Money in Advance Only: ____

Reason: ______________________________________________________________________________________________________

Terms:  Advance Payment: _______ Due Upon Receipt: ________ 30 Days: ________ Other: _________________________

Limits:   $5,000 _______   $10,000 ______   $20,000 ______    $50,000 _________  Other  ______________________

Full Time Equivalent Allowed:  Limit / Average Bill Rate / 40hours = FTE's per week   Number of FTE's: _______

==============================================================================================================
Account Executive: ________________________________  Branch Name/Number: _____________________________________

        New Client Approval :
        ASG
        By:
        Title:

                      RISK MANAGEMENT POLICIES & PROCEDURES

Injury Occurs

Step 1: Branch fills out Report of 1st Injury and sends to ASG Risk Manager; who immediately notifies ASG West Coast Representative of injury

Step 2: ASG Risk Manager determines if injury is first aid or a reportable claim

Step 3: ASG West Coast Representative and STRATUS Risk Manager visits client site for accident investigation based upon severity of injury

Step 4:     a)  Reportable  injury  is added to injury  spreadsheet  by ASG Risk
            Manager
            Or
            b) First aid injury is added to injury spreadsheet by ASG Risk
            Manager

Step 5:     Injury is reported to Insurer by ASG Risk Manager

Step 6: ASG Risk Manager notifies ASG West Coast Representative and the STRATUS Risk Manager

Step 7: If injury required hospitalization or potential hospitalization, STRATUS Risk Manager will set up a conference call with ASG Risk Manager, the Branch Manager, and ASG West Coast Representative to determine strategy for claim management, implementation of recommendations for facility, and appropriate communication with client. The ASG Risk Manager should be the one to set up the conference call since the ASG Risk Manager is the point of contact for reporting claims. The STRATUS Risk Manager won't know if there is a hospitalization unless this information is conveyed by ASG.

Step 8: ASG Risk Manager responds to requests for claim information from Insurer including wage information, job description and work status, and forwards copy to ASG West Coast Representative and STRATUS Risk Manager

Step 9: Any correspondence regarding the injury will be forwarded to ASG Risk Manager, including subrogation and requests from the State, OSHA, Insurer, client, or subpoenas

Step 10: ASG Risk Manager will send a summary of the correspondence to the STRATUS Risk Manager and ASG West Coast Representative

Step 11: ASG Risk Manager will confer with the ASG legal representative (to be designated by ASG) and/or STRATUS Legal Department as required

Step 12: ASG Risk Manager manages claim and continues to report to the ASG West Coast Representative and STRATUS Risk Manager until the claim is closed

Step 13: ASG Risk Manager, ASG West Coast Representative, and STRATUS Risk Manager will have a monthly West Coast claims review to evaluate the claims handling and claims status

                                   LIGHT DUTY

Step 14: Must follow procedures outline in the Risk Control Services Manual regarding Light Duty Requirements

                                  MISCELLANEOUS

ASG will document full history of all claims and provide STRATUS with regular loss runs relating thereto.
ASG will maintain segregated loss run history relative to all claims in Northern California Region.
Stratus will adhere to and bear the cost of all modified duty requirements as determined by ASG.

                                    EXHIBIT E

                                BILLING SCHEDULE

1. Hourly billing rates include FICA, SUI, FUI, Workers' Compensation Insurance, General and Administrative costs and margin and any applicable government imposed charges. It is understood that any tax savings due to employees meeting tax cutoffs will remain with Advantage Services Group. The billing rate will be the direct labor rate, multiplied by the applicable mark-up percentage from Table 1 below:

2. ADVANTAGE will process deductions for health insurance and any applicable support garnishments. STRATUS will forward all garnishment information to ADVANTAGE. Deductions made due to any applicable garnishments shall be paid directly to the appropriate garnishing party. Any tax credits or incentives will benefit ADVANTAGE only, and not be credited to STRATUS. ADVANTAGE shall not be held liable for any unknown or late deductions due to STRATUS' failure to provide information on a timely basis.

                                     * * *

                                  July 6, 2004

VIA UPS COURIER
---------------

Mr. Jay Wolin
Advantage Services Group, LLC
27 N. Summerlin Avenue
Orlando, FL 32801


         RE: AMENDMENT TO EMPLOYER SERVICE AGREEMENT FOR NORTHERN CALIFORNIA REGION BETWEEN STRATUS SERVICES GROUP, INC. ("STRATUS") AND ALS, LLC ("ADVANTAGE")
               --------------------------------------

Dear Mr. Wolin:

         It is my understanding that Stratus and Advantage have agreed to expand the scope of the minimum business guarantee as set forth on Exhibit A to the Employer Service Agreement Northern California Region, dated July 2, 2004, by and between Stratus and Advantage to encompass additional geographic areas beyond the scope of the Agreement. The effective date as to these additional geographic areas only (i.e., Orange, California, Ontario, California, Santa Fe Springs, California, and Chino California branch locations) is June 28, 2004. By virtue of this Letter Agreement, said "Northern California Region" will be defined to encompass the Sacramento, California, Hayward, California, Fairfield, California, Orange, California, Ontario, California, Santa Fe Springs, California, and Chino, California branch locations.

         Therefore, all references in the Agreement to the "Northern California Region" will, as of June 28, 2004, also include these offices.

         Additionally, Section 8, Invoicing, is by virtue of the Letter Agreement, as to the Orange, California, Ontario, California, Santa Fe Springs, California, and Chino, California, only, modified to read in the fourth sentence thereof, as follows:

      "STRATUS shall, upon receipt of each ADVANTAGE weekly invoice, forward a check representing 25% of the invoiced amount which shall be deposited by ADVANTAGE that Friday; shall also forward a check representing an additional 25% of the invoiced amount, which shall be deposited by ADVANTAGE the following Monday; shall also forward a check representing an additional 25% of the invoiced amount, which shall be deposited by ADVANTAGE the following Tuesday; and shall also forward a check representing the final 25% of the invoiced amount, which shall be deposited by ADVANTAGE the following Wednesday."

Advantage Services Group, LLC
July 6, 2004
Page Two

         In all other respects, the Employer Service Agreement for Northern California Region is hereby ratified and confirmed.

         Please indicate your agreement of same by signing where indicated below and returning an original signed copy to the undersigned.


                                                   Very truly yours,

                                                   STRATUS SERVICES GROUP, INC.



                                                   By: /s/ Joseph J. Raymond
                                                       ---------------------
                                                       Joseph J. Raymond, CEO



AGREED AND ACCEPTED BY:

ALS, LLC



By:   /s/ Jay Wolin
      ---------------
Name: Jay Wolin
Title: CFO